EXHIBIT 99.3

                        [Letterhead of Lehman Brothers]


                        CONSENT OF LEHMAN BROTHERS INC.

     We hereby consent to the use of our opinion letter dated July 18, 1999 to the Board of Directors of U S WEST, Inc. attached as Annex E to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4 of Qwest Communications International Inc. (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Chapter One--The Merger--Summary--Opinions of Financial Advisors," "--The Merger--The Merger Transaction--Background of the Merger," "--Our Reasons for the Merger; Recommendations of Our Boards of Directors--U S WEST," and "Opinions of Financial Advisors--Opinions of Financial Advisors to U S WEST." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the terms "expert" as used in the Securities Act.

                                          LEHMAN BROTHERS INC.


                                          By: /s/ George H. Young III
                                             -----------------------------------
                                             Name:  George H. Young III
                                             Title: Managing Director


New York, New York
August 11, 1999

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